UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2020 (January 23, 2020)

LONGEVITY ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38637	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Yongda International Tower No. 2277

Longyang Road, Pudong District, Shanghai

People’s Republic of China

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (86) 21-60832028

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, no par value	LOAC	The NASDAQ Stock Market LLC
Warrants to purchase one-half of one ordinary share	LOACW	The NASDAQ Stock Market LLC
Rights to receive one-tenth (1/10) of one ordinary share	LOACR	The NASDAQ Stock Market LLC
Units, each consisting of one ordinary share, one right and one warrant	LOACU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2020, Jason Zhang resigned as a Class II director of Longevity Acquisition Corporation (the “Company”) to pursue other professional interests.

On January 23, 2020, the board of directors (the “Board”) of the Company appointed Yukman Lau as a Class II director to serve until the 2020 annual meeting of stockholders of the Company. Ms. Lau has also been appointed to serve as a member of the audit committee of the Board and as a member of the compensation committee of the Board.

Yukman Lau has served as a partner of Guoxing Asset Co., Ltd., an investment company in China, since June 2016. From June 2006 to June 2016, she served as president of Oriental Infinite Media Co., Ltd., a professional media and event planning company in China. From 1997 to 2005, Ms. Lau served as chairman of Dalian Chronos Information Co., Ltd., a business information consulting company in China. From 1993 to 1996, she served as vice president of Shenzhen Maniche Consulting Company, a management consulting company in China. From 1989 to 1992, Ms. Lau served as general manager assistant of Oriental Textile Industry Co., Ltd., a textile production and processing company in China. Previously, she served as a manager of China Foreign Trade Import and Export Corporation and as business director of Liaoning Textile Import and Export Corporation in China. Prior to that, Ms. Lau served as an accountant at Dalian Steel Plant in China. Ms. Lau received her bachelor’s degree from Dalian University.

We believe Ms. Lau is well qualified to serve on our board of directors because of her extensive business and management experience in China.

There were no arrangements or understandings between Ms. Lau and any other persons pursuant to which Ms. Lau was appointed as a director of the Company. In addition, there are no family relationships between Ms. Lau and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. Furthermore, since the inception of the Company, there have been no transactions in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Ms. Lau had or will have a direct or indirect material interest, and there are currently no such proposed transactions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGEVITY ACQUISITION CORPORATION

Date: January 24, 2020	By:	/s/ Matthew Chen
Name: Matthew Chen
Title: Chairman and Chief Executive Officer